UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) March 23, 2016

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.07 Submission of Matters to a Vote of Security Holders

On March 23, 2016, the Company held its annual meeting of stockholders (the “Annual Meeting”) at the Company’s headquarters in Brookfield, Connecticut. At the Annual Meeting, the Company’s stockholders approved five (5) proposals. The proposals are described in detail in the proxy statement relating to the annual meeting.

Proposal 1.

The Company’s stockholders elected seven (7) individuals to the Board of Directors as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Walter M. Fiederowicz	53,882,524	2,584,634	4,966,646
Joseph A. Fiorita, Jr.	53,881,598	2,585,560	4,966,646
Liang-Choo Hsia	55,197,801	1,269,357	4,966,646
Peter S. Kirlin	54,727,447	1,739,711	4,966,646
Constantine S. Macricostas	53,696,954	2,770,204	4,966,646
George Macricostas	40,346,718	16,120,440	4,966,646
Mitchell G. Tyson	54,081,052	2,386,106	4,966,646

Proposal 2.

The Company’s stockholders approved the Company’s 2016 Equity Incentive Compensation Plan as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,935,481	2,495,870	35,807	4,966,646

Proposal 3.

The Company’s stockholders re-approved the performance measures under the Company’s 2011 Executive Compensation Incentive Plan as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,629,061	776,977	61,120	4,966,646

Proposal 4.

The Company's stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2016 as set forth below:

Votes For	Votes Against	Abstentions
61,153,246	257,318	23,240

Proposal 5.

The Company's stockholders approved by non-binding vote a resolution relating to the compensation of the named executive officers of the Company as described in the compensation discussion and analysis and the narrative disclosure as included in the proxy statement relating to the annual meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
56,013,442	330,796	122,920	4,966,646

As previously disclosed, the Company’s Board of Directors has determined that the Company will hold an advisory vote on the compensation of its named executive officers (the “say-on-pay vote”) each year until the next time that the Company proposes an advisory vote on the frequency of the say-on-pay vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE: March 29, 2016	BY	/s/ Richelle E. Burr
Richelle E. Burr
Vice President, General Counsel

PHOTRONICS, INC.